THIRD AMENDMENT

TO

RECEIVABLE PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO RECEIVABLE PURCHASE AGREEMENT (the "Amendment"), dated as of April 16, 2007, is entered into among VVP Funding Corporation (the "Seller"), Vitro America, Inc., as initial Servicer (the "Servicer"), Windmill Funding Corporation (the "Conduit"), the Committed Purchasers (the "Committed Purchasers") and ABN AMRO Bank N.V., as agent for the Conduit and the Committed Purchasers (the "Agent");

Reference is hereby made to that certain Receivables Purchase Agreement, dates as of May 7, 2004 (as amended and supplemented, the "Purchase Agreement"), among the Seller, the Servicer, the Conduit, the Committed Purchasers and the Agent. Terms used herein and not otherwise defined herein which are defined in the Purchase Agreement or the other Transaction Documents (as defined in the Purchase Agreement) shall have the same meanings herein as defined therein.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. The defined term "Aggregate Commitment" appearing in Exhibit I to the Purchase Agreement is hereby amended in its entirety and as so amended shall read as follows:

"Aggregate Commitment" - $51,000,000, as such amount may be reduced pursuant to Section 1.1 (c).

Section 2. Clause (iv) of the defined term "Eligible Receivable" appearing in Exhibit I to the Purchase Agreement is hereby amended in its entirety and as so amended shall read as follows:

(iv) which (A) is an Eligible Progress Billed Receivable or (B) by its terms is due and payable within thirty (30) days of the original billing date therefore and has not had its payment terms extended more than once; provided, however, that up to 10% of Receivables (other than Progress Billed Receivables) which by their terms are due and payable greater than thirty (30) days but less than sixty-one (61) days after the original billing date therefore shall be deemed "Eligible Receivables" so long as they meet all other requirements of this definition; provided, further however, that up to 4% of Receivables (other than Progress Billed Receivables) which by their terms are due and payable greater than sixty (60) days after the original billing date therefore shall be deemed "Eligible Receivables" so long as they meet all other requirements of this definition; provided, further, however, that no more than 12% of all Receivables shall be "Eligible Progress Billed Receivables"; provided, further, however, than no more than 1% of all Receivables shall include any "service charge" payment,

Section 3. Clause (xx) of the defined term "Eligible Receivable" appearing in Exhibit I to the Purchase Agreement is hereby amended in its entirety and as so amended shall read as follows:

(xx) if the Obligor of which is a federal, state or municipal government, governmental subdivision or agency, the aggregate Outstanding Balance of which when added to the aggregate Outstanding Balance of all Eligible Receivables the Obligors of which are federal, state or municipal governments, governmental subdivisions or agencies, would not exceed 2% of the Net Pool Balance.

Section 4. The date "May 4, 2007" set forth in clause (d) of the defined term "Liquidity Termination Date" appearing in Exhibit I to the Purchase Agreement is deleted and replaced with the date "April 14, 2008."

Section 5. The defined term "Purchase Limit" appearing in Exhibit I to the Purchase Agreement is hereby amended in its entirety and as so amended shall read as follows:

"Purchase Limit" - $50,000,000.

Section 6. Schedule B to the Purchase Agreement is hereby amended in its entirety and as so amended shall read as set forth on Schedule B attached hereto.

Section 7. This Amendment shall become effective on the date the Agent has received the following:

(i) counterparts hereof executed by the Seller, the Servicer, each Committed Purchaser, the Conduit and the Agent;

(ii) the acknowledgment and consent in the form set forth below duly executed and delivered by the Performance Guarantor; and

(iii) a Certificate of the Secretary of each Seller Party and the Performance Guarantor attaching:

(a) a copy of the resolutions or the powers of attorneys, as applicable, of the Board of Directors of such Seller Party or the Performance Guarantor, as the case may be, authorizing the execution, delivery and performance of this Amendment;

(b) a Good Standing Certificate for such Seller Party, as the case may be, issued by the Secretary of State of its state of organization;

(c) a certificate of the names and signatures of the officers authorized on its behalf to execute this Amendment and any other documents to be delivered by it hereunder.

Section 8. To induce the Agent and the Purchasers to enter into this Amendment, each of the Seller and the Servicer represents and warrants to the Agent and the Purchasers that: (a) the representations and warranties of such Person contained in the Transaction Documents are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Amortization Event or Unmatured Amortization Event exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by such Person, and the Purchase Agreement, as amended by this Amendment, and each of the other Transaction Documents are the legal, valid and binding obligations of such Person, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by such Person of this Amendment or the performance by such Person of the Purchase Agreement, as amended by this Amendment, or any other Transaction Document to which it is a party.

Section 9. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment Delivery of an executed counterpart of a signature page to this Amendment by fax or other electronic transmission shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment.

Section 10. Except as specifically provided above, the Purchase Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of the Agent or any Purchaser under the Purchase Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents. All defined terms used herein and not defined herein shall have the same meaning herein as in the Purchase Agreement. The Seller agrees to pay on demand all costs and expenses (including reasonable fees and expenses of counsel) of or incurred by the Agent and each Purchaser in connection with the negotiation, preparation, execution and delivery of this Amendment.

Section 11. The Seller agrees to pay on demand all reasonable out-of-pocket costs and expenses of and incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the legal fees of Chapman and Cutler LLP in the aggregate amount of $8,800.00.

Section 12. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

ABN AMRO BANK N.V., as the Agent and as Committed Purchaser
By: ________________________________ Title: _______________________________ By: ________________________________ Title: _______________________________

WINDMILL FUNDING CORPORATION
By: ________________________________ Title: _______________________________

WINDMILL FUNDING CORPORATION
By: ________________________________ Title: _______________________________

VVP FUNDING CORPORATION
By: ________________________________ Title: _______________________________

SCHEDULE B

COMMITTED PURCHASERS AND

COMMITMENTS OF COMMITED PURCHSERS

NAME OF COMMITED PURCHASER COMMITMENT

ABN AMRO Bank N.V. $51,000,000

GUARANTOR'S ACKNOWLEDGMENT AND CONSENT

 The undersigned, VIMEXICO, S.A. de C.V, as successor by merger with Vitro Plan S.A. de C.V., is the Performance Guarantor under that certain Performance Undertaking dated as of May 7, 2004 (the "Performance Undertaking") and hereby consents to the Amendment to the Purchase Agreement as set forth above and confirms that the Performance Undertaking and all of the undersigned's obligations thereunder as Performance Guarantor remain in full force and effect.

VIMEXICO, S.A. DE C.V., as successor by Merger with Vitro Plan, S.A. de C.V.
By: ________________________________ Title: _______________________________ By: ________________________________ Title: _______________________________